UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15D OF THE
SECURITIES EXCHANGE ACT OF 1934

June 29, 2005
Date of Report (Date of earliest event reported)

INTUIT INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (IRS Employer Identification No.)

2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 944-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 29, 2005, Intuit entered into an offer letter agreement with Alexander M. Lintner pursuant to which Mr. Lintner accepted employment as our Senior Vice President, Strategy and Corporate Development. The material terms of our agreement with Mr. Lintner are described below.

     Mr. Lintner will be paid an annual base salary of $500,000. Mr. Lintner also will be paid a $280,000 cash bonus payable with his first Intuit paycheck. In the event that Mr. Lintner resigns prior to the first anniversary of his date of employment, Mr. Lintner is required to repay to us 1/12th of the $280,000 bonus for each month fewer than 12 months that Mr. Lintner was employed by us.

     Our agreement with Mr. Lintner also provides that Mr. Lintner will be paid a $170,000 bonus within 30 days of the first anniversary of his date of employment. In the event that he resigns prior to the second anniversary of his date of employment, Mr. Lintner is required to repay to us 1/12th of the $170,000 bonus for each month fewer than 12 months that Mr. Lintner was employed by us after the first anniversary of his date of employment.

     Mr. Lintner is also eligible to participate in Intuit’s Performance Incentive Plan (the “IPI Plan”), our annual performance bonus plan. Mr. Lintner’s target bonus under the IPI Plan will be 60% of his annual base salary. The actual amount of his bonus for any given fiscal year will be determined based upon his individual performance and Intuit’s performance during the relevant fiscal year. Our agreement with Mr. Lintner provides that he will be paid a minimum annual bonus under the IPI Plan of $300,000 for the fiscal year ending July 31, 2006, provided that Mr. Lintner is employed by Intuit on the date that Intuit makes payments under the IPI Plan for the 2006 fiscal year.

     Mr. Lintner will be granted a nonqualified stock option to purchase 100,000 shares of our common stock on the seventh business day of the month following Mr. Lintner’s date of employment. The exercise price per share will be equal to the closing price of our common stock on the date of grant and will vest over three years, with 33.33% of the option shares vesting on the first anniversary of Mr. Lintner’s date of employment and an additional 2.778% of the option shares vesting monthly thereafter. The option shares will be subject to the terms of the Intuit Inc. 2005 Equity Incentive Plan.

     Mr. Lintner will participate in Intuit’s Share Ownership and Matching Unit Program. Under the terms of the Program, Mr. Lintner will be required to acquire and hold a minimum of 3,000 shares of our common stock by the third anniversary of his date of employment. In order to provide Mr. Lintner an incentive to acquire the stock, we will award Mr. Lintner one matching award share of our common stock for every two shares of our common stock purchased by Mr. Lintner up to a maximum of 1,500 matching award shares. All matching award shares will be subject to four-year vesting in accordance with the terms of the Program.

     In the event that Mr. Lintner is terminated without cause, he is entitled to receive severance pay equal to six months of his then current base salary payable in one lump sum subject to his execution of a release agreement acceptable to Intuit.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.01	Offer Letter Agreement dated June 24, 2005 between Alexander M. Lintner and Intuit Inc. and accepted by Mr. Lintner on June 29, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: July 5, 2005	By:	/s/ Robert B. Henske
Robert B. ("Brad") Henske
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.01	Offer Letter Agreement dated June 24, 2005 between Alexander M. Lintner and Intuit Inc. and accepted by Mr. Lintner on June 29, 2005